EXHIBIT 23.1









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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Amended and Restated Stock Option Plan of PixTech, Inc., of our report dated February 3, 1999, with respect to the consolidated financial statements and schedules of PixTech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                          /s/ ERNST & YOUNG AUDIT
                                          Represented by : CHRISTINE BLANC-PATIN

Marseilles, France
June 15, 1999


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